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EXHIBIT 10.7

                            EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("the Agreement") entered into this 1st day of April, 2005 (the "Effective Date"), is by and between The Liquid Group, Inc., a corporation formed under the laws of the State of Nevada with its principal place of business at 4080 Paradise Road, Suite 15-168, Las Vegas, NV, 891090 ("Liquid"), and Jason Daggett ("the Employee").

1.   TERM.

     The initial term of this Agreement shall be for a period of two (2) years, unless it is terminated earlier as provided herein. Beginning on that date, and on each anniversary thereafter, unless it is terminated earlier as provided herein or Liquid delivers written notice to the Employee of its intention not to extend the Agreement at least ninety (90) days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year. The restrictive covenants in Section 9 hereof shall survive the termination of this Agreement.

2.   TITLE AND DUTIES.

     The Employee shall be employed as President and CEO of Liquid. The Employee shall perform such services consistent with his position as might be assigned to him from time to time and are consistent with the bylaws of Liquid. The Board has appointed the Employee to serve as the President and CEO, and Employee shall have such responsibilities and authority as is commensurate with such offices and as may be prescribed by the Board and bylaws of Liquid. The Board shall have the right to review and change the responsibilities of Employee from time to time as it may deem necessary or appropriate, provided, however, that such responsibilities shall not be inconsistent with the Employee's position as President and CEO. During the Employment Term, the Company agrees that Individual may serve as a member and Chairman of the Board, subject to any required Board and/or stockholder approval. Individual may resign his service on the Board at any time, which resignation shall in no way affect this Agreement.

3.   LOCATION.

     The Employee's place of employment shall be the offices of Liquid described above, or at such other location as mutually agreed between Liquid and the Board.

4.   OBLIGATIONS; OUTSIDE BUSINESS ACTIVITIES.

     Individual shall not be required to devote his entire business time, ability and attention to the business of the Company, and the Company agrees and acknowledges that Individual, during the term of this Agreement and thereafter, may be engaged in other business endeavors both in the same and other industries, both competitive and non-competitive with the Company, that will require the time, ability and attention of Individual; however, Individual agrees to devote his best efforts to performing well all duties that the Company may reasonably assign to him from time to time during the term of this Agreement; provided, however, that in no case shall Individual be required to devote in excess of 50% of his business time and effort to providing services hereunder. Other than non-waiveable fiduciary duties and duties of loyalty to the Company that Individual may owe to the Company in Individual's capacity as a member of the Board, Individual shall have no affirmative duty to bring business opportunities to the attention of the Company or to report potential competitive issues between the Company's activities and Individual's other business activities other than those activities conducted on behalf of the Company.


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5.   COMPENSATION AND BENEFITS.

     a.   BASE SALARY.

          The Employee's annual base salary shall be $84,000. The base salary shall be payable in equal installments in accordance with Liquid's standard payroll practices. The Employee's annual base salary shall be further reviewed no less frequently than annually for increases in the discretion of the Liquid Compensation Committee and/or Board, taking into account the compensation level for employees with similar skills and responsibilities at companies comparable to Liquid, the financial condition of Liquid, and the Employee's value to Liquid relative to other members of the executive management of Liquid; provided, however, that at no time during the term of this Agreement shall the Employee's base salary be decreased from the base salary then in effect.

     b.   OTHER BENEFITS.

          During the Employment Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by Liquid of general applicability to other senior executives of Liquid, including, without limitation, Liquid's group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans. Failure to provide full medical, dental and vision coverage under a PPO or equivalent plan to Employee that will fully cover Employee, Employee's spouse and all Employee's dependents, during the Employment Term, will constitute a material breach of this Agreement.

     c.   VACATION

          Employee will be entitled to paid vacation of four (4) weeks per year in accordance with Liquid's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

     d.   REIMBURSEMENT OF BUSINESS EXPENSES.

          Liquid shall promptly reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as Liquid may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.

6.   TERMINATION OF EMPLOYMENT.

     a.   TERMINATION DUE TO DEATH.

          The Employee's employment and this Agreement shall terminate immediately upon his death. If the Employee's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

               (i) payment of any unpaid portion of his base salary through the date of such termination;

               (ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

               (iii) the right to elect continuation coverage of insurance benefits to the extent required by law;

               (iv) full and immediate vesting of any unexercised stock options;

               (v) any pension survivor benefits that may become due pursuant to any employee benefit plan or program of Liquid; and

               (vi) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Liquid, this Agreement, or any other agreement between Liquid and the Employee.

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     b.   TERMINATION DUE TO DISABILITY.

          Liquid may terminate the Employee's employment at any time if the Employee becomes disabled, upon written notice by Liquid to the Employee. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Employee's incapacity due to physical or mental illness. If the Employee's employment is terminated due to his disability, he shall be entitled to:

               (i) payment of any unpaid portion of his base salary through the date of such termination;

               (ii) reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

               (iii) the right to elect continuation coverage of insurance benefits to the extent required by law;

               (iv) full and immediate vesting of any unexercised stock options; and

               (v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Liquid, this Agreement, or any other agreement between Liquid and the Employee.

          As soon as administratively possible following the Effective Date, Liquid shall make available to the Employee, and other similarly-situated employees, a disability benefit plan, paid by Liquid, that provides monthly payments to Employee equal to at least two thirds (2/3) of the highest monthly base salary Employee receives pursuant to this Agreement, which payment will continue for as long as Employee remains disabled.

     c.   TERMINATION FOR CAUSE.

          Liquid may terminate the Employee's employment at any time for Cause, provided that it gives written notice of termination to the Employee as set forth below. If the Employee's employment is terminated for Cause, as defined below, he shall be entitled to:

               (i) payment of any unpaid portion of his base salary through the date of such termination;

               (ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

               (iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and

               (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Liquid, this Agreement, or any other agreement between Liquid and the Employee.

          For purposes of this Agreement, a termination for "CAUSE" shall mean: (i) the final conviction of Employee of, or Employee's plea of guilty or NOLO CONTENDERE to, any felony involving moral turpitude, (ii) fraud, misappropriation or embezzlement by Employee in connection with Employee's duties to Liquid, or (iii) Employee's gross misconduct in the performance of his duties to Liquid.

          If Liquid exercises its right to terminate the Employee for Cause, Liquid shall: (1) give the Employee written notice of termination at least twenty (20) days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Employee a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to the Employee and an opportunity for the Employee to be heard in person by members of the Board, finding that the Employee has engaged in such conduct.


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     d.   TERMINATION WITHOUT CAUSE OR CONSTRUCTIVE TERMINATION WITHOUT
          CAUSE.

          Liquid may terminate the Employee's employment at any time without Cause, provided that it gives written notice of termination at least ninety (90) days before the date of such termination. If the Employee's employment is terminated without Cause, or if there is a constructive termination without Cause, as defined below, the Employee shall be entitled to receive from Liquid the following:

               (i) payment of any unpaid portion of his base salary through the date of such termination;

               (ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

               (iii) the right to elect continuation coverage of insurance benefits to the extent required by law;

               (iv) full and immediate vesting of one-half (50%) of any unexercised stock options;

               (v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Liquid, this Agreement, or any other agreement between Liquid and the Employee;

               (vi) payment of amounts equal to any premiums for health insurance continuation coverage under any Liquid health plans that is elected by the Employee or his beneficiaries pursuant to
          Section 4980B of the Internal Revenue Code, at a time or times mutually agreed to by the parties, but only so long as the Employee is not eligible for coverage under a health plan of another employer (whether or not he elects to receive coverage under that plan); and

               (vii) a severance benefit in an amount equal to one and one half (1.5) times the largest annual base salary received by Employee under the Agreement but only if (x) Employee executes an agreement releasing Liquid from any further liability under this Agreement, (y) the period for revoking such release has expired, and (z) Employee has not materially breached the Confidential Information Agreement.

          The Employee shall be deemed to have earned and Liquid shall pay to Employee 75% of the total severance benefit in Section 6(d)(vii) above within thirty (30) days after all of the applicable conditions are satisfied. The remaining 25% of the severance benefit will be deemed earned by Employee, and Liquid shall pay to Employee such remaining 25% of the severance benefit within thirty (30) days following the first anniversary of the Employee's termination date unless the Employee materially breaches the Confidential Information Agreement during the one year period following the Employee's termination date, in which case such remaining 25% of the severance benefit will be deemed unearned and will not be paid. All severance benefits paid to the Employee shall be paid subject to all legally required payroll deductions and withholdings for sums owed by Liquid to the Employee.

          For purposes of this Agreement, constructive termination without Cause shall mean a termination of the Employee at his own initiative following the occurrence, without the Employee's prior written consent, of one or more of the following events not on account of Cause:

          (1) a reduction in the Employee's then current base salary, or a significant reduction by Liquid in Employee's opportunities for earnings under any incentive compensation plans or bonus opportunity, or the termination or significant reduction of any benefit or perquisite enjoyed by Employee;

          (2) any relocation of Liquid's office more than 10 miles from its location as of the Effective Date;

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          (3)  the failure of Liquid to obtain an assumption in writing of its obligation to perform under this Agreement by any successor to all or substantially all of the assets of Liquid in connection with any merger, consolidation, sale or similar transaction; or

          (4)  any material breach of this Agreement by Liquid.

          In the event the Employee is terminated without Cause or there is a constructive termination without Cause, each party shall provide the other with written notice not less than thirty (30) days before the effective date of the termination of employment.

     e.   VOLUNTARY TERMINATION.

          If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:

               (i) payment of any unpaid portion of his base salary through the effective date of such termination;

               (ii) reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

               (iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and

               (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Liquid, this Agreement, or any other agreement between Liquid and the Employee.

          A voluntary termination under this paragraph shall be effective upon fifteen (15) days' prior written notice to Liquid unless the parties mutually agree to extend the effective date.

7.   MITIGATION AND OFFSET.

     If the Employee's employment is terminated during the term of this Agreement pursuant to the provisions of paragraph 6(d), above, the Employee shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment. The obligation of Liquid to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that Liquid may assert, or due to any other employment or source of income obtained by the Employee.

8.   ENTITLEMENT TO OTHER BENEFITS.

     Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Employee, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.

9.   CONFIDENTIALITY.

     Employee agrees to enter into the form of Confidential Information and Invention Assignment Agreement attached hereto as Exhibit A (the
"CONFIDENTIAL INFORMATION AGREEMENT") upon commencing employment hereunder.



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10.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall, if Liquid or the Employee so elects, be settled by arbitration, in accordance with the Commercial Arbitration Rules procedures of the American Arbitration Association. Arbitration shall occur before a single arbitrator, provided, however, that if the parties cannot agree on the selection of such arbitrator within thirty (30) days after the matter is referred to arbitration, each party shall select one arbitrator and those arbitrators shall jointly designate a third arbitrator to comprise a panel of three arbitrators. The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the State of Nevada. Liquid and the Employee each irrevocably consent to the jurisdiction of the federal and state courts located in State of Nevada for this purpose. The arbitrator shall be authorized to allocate the costs of arbitration between the parties. Notwithstanding the foregoing, Liquid, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief in order to avoid irreparable harm and such other relief as Liquid shall elect to enforce the Employee's covenants in Section 9.

11.  LEGAL EXPENSES.

     Except as provided in Section 10 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

12.  INDEMNIFICATION.

     Liquid agrees that if the Employee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee or Liquid, or is or was serving at the request of Liquid as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be Indemnified and held harmless by Liquid to the fullest extent permitted or authorized by Liquid's articles of incorporation and bylaws. To the extent consistent with the foregoing, this obligation to indemnify the Employee and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of Liquid or other such entity described above, and shall inure to the benefit of the Employee's heirs, executors and administrators. Liquid shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by Liquid of a written request for such advance. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses.

     Neither the failure of Liquid (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Employee under the paragraph above that indemnification of the Employee is proper because he has met the applicable standards of conduct, nor a determination by Liquid (including its Board, independent legal counsel or stockholders) that the Employee has not met such applicable standards of conduct, shall create a presumption that the Employee has not met the applicable standards of conduct.

     Employee understands and acknowledges that Liquid may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of Liquid's right under public policy to indemnify Employee.


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13.  ASSIGNABILITY AND BINDING NATURE.

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Employee) and assigns. No rights or obligations may be assigned or transferred by Liquid except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which Liquid is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of Liquid, provided that the assignee or transferee is the successor to all or substantially all of the assets of Liquid and such assignee or transferee assumes the liabilities, obligations, and duties of Liquid, as contained in this Agreement, either contractually or as a matter of law. Liquid further agrees, that in the event of a sale of assets or liquidation as described in the foregoing sentence, it shall take whatever action it is legally entitled to take in order to Cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of Liquid under this Agreement. Notwithstanding any such assignment, Liquid shall not be relieved from liability under this Agreement. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

14.  NOTICES.

     All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the case of delivery by nationally recognized overnight delivery service, when received, addressed as follows:

          If to Liquid to:
                         4080 Paradise Road
                         Suite 15-168
                         Las Vegas, NV, 89109,

          With a copy (which shall not constitute notice) to:

                         Ronald N. Vance
                         Attorney at Law
                         57 West 200 South
                         Suite 310
                         Salt Lake City, UT  84101

          If to the Employee, to:
                         4080 Paradise Road
                         Suite 15-168
                         Las Vegas, NV, 89109

or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

15.  AMENDMENT.

     This agreement may be amended or modified only by a written instrument executed by both Liquid and the Employee.

16.  PRONOUNS.

     Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

17.  CAPTIONS.

     The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.


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18.  TIME.

     All reference herein to periods of days are to calendar days, unless expressly provided otherwise. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

19.  ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement between Liquid and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.


20.  SEVERABILITY.

     In case any provision hereof shall be held by a court or arbitrator with jurisdiction over Liquid or the Employee to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of Liquid and the Employee in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in not way be affected or impaired thereby.

21.  WAIVER.

     No delays or omission by Liquid or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by Liquid or the Employee or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

22.  GOVERNING LAW.

     This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Nevada, without regard to its conflicts of laws principles.

23.  SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of both Liquid and the Employee and their respective successors and assigns, including any entity with which or into which Liquid might be merged or that might succeed to its assets or business or any entity to which Liquid might assign its rights and obligations hereunder; provided, however, that the obligations of the Employee are personal and shall not be assigned or delegated by him.

24.  WITHHOLDING.

     Liquid may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

25.  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

26.  FULL KNOWLEDGE.

     By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.


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                              IN WITNESS WHEREOF, Liquid and the Employee
have executed this Agreement effective as of the day and year first written above.

LIQUID:                       The Liquid Group, Inc.


Date:  April 2, 2005          By: /s/ Jason Daggett
                              ------------------------------------------
                                      Jason Daggett,


EMPLOYEE:


Date:  April 2, 2005          /s/ Jason Daggett
                              ------------------------------------------
                                  Jason Daggett